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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              EGGHEAD.COM, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Common stock, par value $.01 per share of Egghead.com, Inc. ("Egghead"), and options to acquire Egghead common stock.
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     (2) Aggregate number of securities to which transaction applies:
         Up to 30,787,980 shares of Egghead common stock and 3,356,582 shares of Egghead common stock subject to options and purchase rights.
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         The filing fee of $43,291 was calculated pursuant to Rule 0-11(c)(1)
         of the Exchange Act, by multiplying 1/50 of 1% of the value of the Egghead common stock to be received by Onsale, Inc., in the transaction. The value of the Egghead common stock was determined to be $216,454,416 in accordance with Rule 0-11(a)(4) of the Exchange Act based on the average high and low prices of Egghead common stock reported on the Nasdaq Market.
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     (4) Proposed maximum aggregate value of transaction: $216,454,416

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     (5) Total fee paid: $43,291

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

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     (2) Form, Schedule or Registration Statement No.: N/A
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     (3) Filing Party: N/A
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     (4) Date Filed: N/A
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Notes:

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Egghead.com, Inc. is filing these additional materials pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended. Egghead intends to make these materials available to certain of its shareholders on November 12, 1999.

                                                               November 11, 1999



Dear former or current Egghead.com shareholder:

As you know from recent communications we are trying to complete the merger between Egghead.com and Onsale. Inc. On September 20, 1999, the record date for determining shareholders entitled to vote on the merger, you were one of our largest shareholders.

We need your help in completing this merger. The State of Washington our state of incorporation, requires the affirmative two-thirds of outstanding shares to approve the merger. This is a higher threshold of shareholder approval for a merger than many other states.

We have worked hard to develop a strategy for Egghead that we believe is in the best interests of our shareholders and were pleased to be able to reach an agreement with Onsale that we felt would achieve our objectives. However, because of the supramajority vote requirement our efforts may be for naught if we do not receive your support.

Whether or not you own your shares any more, you were a shareholder on the record date and the only one who can vote these shares. On behalf of Egghead shareholders, customers and employees I am making a personal plea for you to take the time to telephone in your vote or to vote by the Internet. I am enclosing voting instructions along with a duplicate proxy for your convenience.

I cannot overemphasize the importance of your vote. If you have any questions, please feel free to call me at (888) 598-0010.

Thank you for your assistance.

                                         Yours truly,

                                         /s/ George Orban

                                         George Orban
                                         Chairman and
                                         Chief Executive Officer